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                                                                 Exhibit 10.21


                              Employment Agreement

    THIS EMPLOYMENT AGREEMENT, is made and entered into as of the first day of April, 1996, by and between GTS Group, Inc., a Delaware corporation (the "Corporation"), and Henry Radzikowski (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Executive has substantial experience in operating telecommunications ventures, specifically in Russia and the CIS; and

         WHEREAS, the Corporation has telecommunications ventures, operations, or businesses in Russia, the CIS and Eastern Europe (the "Territory"), and desires to employ the Executive, and the Executive desires to be employed by the Corporation, in accordance with the terms and provisions herein contained;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.   Employment.

    (a) The Corporation hereby employs the Executive, and the Executive hereby accepts such employment, on the terms, and subject to the conditions herein contained.

    (b) The Executive shall be the Chief Executive Officer in the Territory for the Corporation. In this capacity as Chief Executive Officer, the Executive shall report to and perform such duties and exercise such power and authority as may from time to time be delegated to the Executive by the Chief Executive Officer and the Board of Directors of the Corporation.

    (c) The Executive shall devote all of the Executive's business time and attention and dedicate with the Executive's best efforts toward the fulfillment and execution, including performance criteria, of the Executive's defined duties pursuant to this Employment Agreement.

    (d) Initially, the Executive shall be required to reside in Moscow and work from the Corporation's Moscow offices. The Corporation reserves the right to require that the Executive will move to and reside in and operate from the Corporation's office in another major city within the Territory, should the Corporation deem such a move to be appropriate and necessary in light of the Corporation's operations from time to time.

    (e) From time to time, the Corporation may, at its discretion, and with the agreement of the Executive, change the Territory of Operations.

    2.   Term.

    (a) The initial term of the employment of the Executive under this Employment Agreement shall be three years commencing on April 1, 1996, and continuing, unless sooner terminated pursuant to Section 9.

    (b) Thereafter this Agreement shall be automatically renewed annually, unless either party hereto shall deliver written notice in accordance with
Section 15 to the other party at least 180 days prior to the date termination of the initial term or any extension or





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renewal there (the "Term") of its desire to terminate such employment (a
"Notice of Termination").

    3.   Compensation.

    (a) During the initial 12 month consecutive period of service, the Executive shall be paid a salary at the rate of two hundred ten thousand dollars ($210,000) per annum, payable in accordance with the Corporation's customary payroll practices for Executives.

    (b) At the end of each fiscal year the Corporation shall review the salary of the Executive, and shall make such adjustments to base salary as the Corporation shall, in its sole and absolute discretion, deem appropriate.

    (c) For the purposes of this Agreement, "Salary" shall mean any payment by the Corporation to the Executive pursuant to this Section 3.

    4.   Bonus Opportunities.

    (a) As additional compensation opportunities for the Executive hereunder, the Corporation shall provide to the Executive a bonus program which allows for possible incentive compensation (the "Bonus") in respect of each fiscal year of the Corporation. Subject to the provisions of Section 4(b), the basis for such bonus, shall be based on performance achievements by the Corporation and the Executive. Incentive award opportunities may range up to 30% of the Salary of the Executive in any fiscal year. The Bonus plan will be reviewed and adjusted on an annual basis, if deemed appropriate, by the Corporation in coordination with the Compensation Committee of the Board of Directors in its sole and absolute discretion.

    (b) The formula or other methods for determining the Bonus for the Executive in each fiscal year shall be determined by the Corporation in coordination with the Compensation Committee of the Board of Directors, and shall be based upon the performance of the Corporation and the Executive in such fiscal year as compared with the projected expected performance of the Corporation for such fiscal years. The actual amount of the Bonus paid to the Executive in respect to the performance of any fiscal year of the Corporation shall be subject to the sole and absolute discretion of the Board of Directors of the Corporation.

    (c) All bonuses with respect to any fiscal year of the Corporation shall be paid as soon as practical subsequent to the issuance of the consolidated financial statements of the Corporation.

    5.   Stock Option Plan.

    (a) The Corporation has adopted the 1992 Stock Option Plan, as amended (the "Plan") for its employees. Subject to the provision of the Plan, a copy of which is annexed hereto as Exhibit A, and the execution and delivery of an option agreement (the "Option Agreement"), in the form annexed hereto as Exhibit B, the Executive is eligible for the Corporation to grant to the Executive options to purchase Common Stock of the Corporation ("Common Stock"). The specific number and terms of the options are presented in the Plan and the Option Agreement annexed hereto.

    (b) In the event that the Corporation establishes one or more additional stock option plans for its Executives, the Executive may be eligible to receive options under





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such plans, as determined by the Compensation Committee of the Board of
Directors of the Corporation.

    6. Benefits. During the Term, the Executive shall be entitled to receive such benefits and to participate in such employee group benefit plans as are generally provided by the Corporation, or made available by the Corporation, to its Executives, including without limitation, but subject to the conditions imposed by the carriers, any medical, health, disability and life insurance policies.

    (a) Additional Benefits. During the Term, the Corporation shall provide to the Executive, at the Corporation's expense, use of a late model automobile appropriate in the geographic location of Executive's residence, and acceptable to the Corporation.

    (b) During the Term, the Corporation shall provide business class transportation to and from the United States for one trip per annum for Executive and Executive's immediate family living with Executive in Moscow.

    (c) During the Term, the Corporation shall provide housing residence, at a suitable international standard, in the city of residence of the Executive.

    (d) The Corporation shall pay to the Executive during the Term the sum of ninety six thousand ($96,000) per annum as compensation for tax equalization, foreign service and hardship pay (hereinafter, "Compensation Premium" in connection with the requirement that the Executive reside in Moscow for so long as the Executive is required to live in Moscow. This amount shall be paid at the same time as the Executive's salary.

    (e) The Executive and the Corporation will develop and agree upon a formal Compensation Premium, which will be reviewed and adjusted periodically, in conformance with international practices for employing executives overseas.

    7.   Expense Reimbursement.

    (a) During the Term, the Corporation shall reimburse the Executive for all reasonable expenditures actually and necessarily paid or incurred by the Executive in the course of and pursuant to the business of the Corporation. Such reimbursement shall be subject to the submission to the Corporation by the Executive of appropriate documentation and/or vouchers, and shall be made in accordance with the customary procedures of the Corporation for expense reimbursement, as may from time to time be established.

    (b) Should the Corporation provide Executive with a credit card, Executive acknowledges complete personal responsibility for all charges made on such credit card. Any charges received by the Corporation for expenses not documented on an approved expense report may be deducted by the Corporation from the Executive's payroll check. Upon termination of this Agreement, non approved charges shall be deducted from the last payroll check issued to the Executive.

    8. Vacation. In each fiscal year during the Term, the Executive shall be entitled to 4 weeks vacation time, which shall not he cumulative from year to year without the prior written consent of the Corporation or unless the Executive shall be unable to take such vacation due to Executive's duties under this Agreement; provided, however, that to the extent the Executive cannot take vacation time during the Term due to his responsibilities under this Agreement, upon termination, Executive shall be entitled to be compensated for accrued but unused vacation time.





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    9.   Termination.

    (a) Notwithstanding anything to the contrary contained in this Agreement, the Corporation shall at all times have the right to terminate immediately this Agreement and the employment of the Executive hereunder for "Cause" by written notice to the Executive in accordance with Section 15. For the purpose of this Agreement, the term "Cause" shall mean any action of the Executive or any failure to act by the Executive which constitutes:

         (i) fraud, embezzlement or any felony in connection with the Executive's duties as an Executive of the Corporation or any subsidiary or affiliate of the Corporation, or willful misconduct or the commission of any other act which causes or may reasonably be expected to cause substantial economic or reputational injury to the Corporation or any such subsidiary or affiliate of the Corporation, including any violation of the Foreign Corrupt Practices Act, as described in Section 13 of this Agreement;

         (ii) a continuing conflict of interest or continuing failure to follow reasonable directions or instructions of the Board of Directors or Chief Executive Officer of the Corporation. A conflict of interest or a failure to follow directions of the Corporation shall be deemed to be continuing if the Executive shall have received written notice thereof and shall have not terminated the conflict of interest or failure to follow directions within thirty days after receipt of such notice;

         (iii) an extended period of absence by the Executive from the performance of the obligations of the Executive provided hereunder, which absence shall be for a reason other than a disability, and which has not been approved in writing in advance by the Corporation; or

         (iv) a failure to MEET MINIMUM satisfactory performance requirements for a performance period. For this purpose, the Corporation and the Executive will agree in a separate, written document to the terms of each performance period and the minimum satisfactory performance requirements applicable to each such performance period. This document may be modified or extended only by the mutual consent of both parties.

    (b) Notwithstanding anything to the contrary contained in this Agreement, the Corporation, by written notice to the Executive, shall at all times have the right to terminate this Agreement and the employment of the Executive hereunder if the Executive shall experience a "Total Disability". For the purpose of this Agreement, the term "Total Disability" shall mean any mental or physical illness, condition, disability or incapacity as shall:

         (i) prevent the Executive from reasonably discharging required services and employment duties hereunder;

         (ii) be attested to in writing by a physician or a group of physicians acceptable to the Corporation; and

         (iii) continue during any period of three consecutive months or for periods aggregating three months in any eighteen month period.





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    A Total Disability shall be deemed to have occurred on the last day of such applicable three month period.

    (c) This Agreement shall terminate automatically upon the date of the death of the Executive.

    (d) The Executive may terminate the Agreement at any time by giving 180 days' written notice to the Corporation in accordance with Section 15. Upon giving such notice, the Executive shall be continued in employment with the Corporation for the full 180 days) of the notice period, be continued in employment with the Corporation without the existence of an employment agreement, or at the discretion of the Corporation may be paid his/her salary and have applicable benefits hereunder continued for such 180 day period in lieu of continued employment. Failure of the Executive to provide the full 180 days notice shall be deemed a breach of the agreement by the Executive and permit the Corporation to cease immediately the compensation and benefits provided herein, and if deemed necessary, to take remedial action to prohibit any further damages as may occur from the breach by the Executive

    10.  Payments Upon Termination.

    (a) If the Corporation shall terminate the employment of the Executive under this Agreement pursuant to Section 9(a) hereof, or if the employment of the Executive hereunder shall be terminated by the executive other than in accordance with Section 2 or Section 9(d), then, in any such event, the Corporation shall have no obligation to pay to the Executive base salary or any other compensation or benefits provided under this Agreement for any period after the date of such termination, or to pay any Bonus for the year in which such termination occurs; provided, however, that the Corporation shall pay all Salary earned by the Executive prior to the date of such termination and the reimbursement of all expenses incurred by the Executive prior to the date of such termination in accordance with Section 7 hereof. Upon termination pursuant to Section 9(a) or by the Executive other than in accordance with Section 2 or
Section 9(d), all options granted to the Executive pursuant to Section 5 shall immediately be canceled and no further options shall vest.

    (b) If the employment of the Executive hereunder shall terminate pursuant to subsections 9(b) or (c) hereof, if the employment of the Executive shall be terminated by the Corporation in accordance with Section 2 hereof, or if the Executive shall be terminated by the Corporation other than in accordance with the provisions of this Agreement, the Corporation shall pay to the Executive or the Executive's Estate, as the case may be, the Salary and target Bonus for the fiscal year in which the termination occurs, prorated for the number of weeks during which the Executive was employed by the Corporation during such fiscal year.

    (c) In the event that the Corporation terminates the employment of the Executive by delivering notice in accordance with Section 2, or for any reason other than those set forth in Section 9, the Executive shall receive as severance an amount equal to number of months/days of the notice period, (e.g., nine months Salary); provided, however, that in the event that the Executive is subject to the covenants and agreements set forth in Section 11, the amount of the severance payable to the Executive shall be equal to the number of months/days during which the Executive remains subject to the covenants and agreements set forth in Section 11. Such severance pay shall be paid in equal monthly installments, commencing the month following such termination, and shall be payable in accordance with the Corporation's customary payroll practices for Executive officers.





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         (d)     In the event that the employment of the Executive is
terminated due to a Total Disability or the death of the Executive in accordance with Section 9(b) or 9(c) hereof, then the Executive or his designated beneficiary, as the case may be, shall receive such amounts as are provided for in the disability policy or life insurance policy provided by the Corporation for the benefit of the Executive.

         11. Covenants of the Executive. In order to induce the Corporation to enter into this Agreement and employ the Executive hereunder, the Executive hereby covenants and agrees as follows:

         (a) During the term and for a period of nine months thereafter, the Executive shall not, without the prior written consent of the Corporation, directly or indirectly, own, acquire, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his/her name to be used in connection with:

                 (i) any business or enterprise engaged in the business of communications, telecommunications and related industries operating in the geographic area of Russia which is defined as the CIS/EE, (this subparagraph shall include any business operations and activities the Corporation will expand into after the date this agreement is extended).

         It is recognized by the Executive that the business of the Corporation and its affiliates and the Executive's connection there with is or will be involved in activity throughout the Geographic Area and that more limited geographical limitations on this non-competition covenant are therefore not appropriate.

         The foregoing provisions of this Section 11(a) shall not prevent the Executive from acquiring and/or owning not more than nine per cent of the equity or debt securities of any company which has securities listed for trading on a recognized securities exchange or are regularly traded in the National Association of Securities Dealers Automated Quotation System.

         (b) The Executive shall not at any time, other than in the ordinary course of business of the Corporation, when and if required, disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, any confidential information concerning the financial condition, suppliers, customers, lessors, lessees, sources of leads for and methods of obtaining new business or the methods generally of doing and operating the respective businesses of the Corporation, its affiliates and subsidiaries, except that such information is a matter of public knowledge or is required to be disclosed by law or judicial or administrative process.

         (c) During the Term and for a period of nine months thereafter, the Executive shall not, without the prior written consent of the Corporation, directly or indirectly through any other individual or entity:

                 (i) solicit, entice, persuade or induce any individual who currently is, or at any time during the Term shall be, an employee of the Corporation, or any of its affiliates, to terminate or refrain from renewing or extending such person's employment with the Corporation or such subsidiary or affiliate, or to become employed by or enter into contractual relations with any other individual or entity, and the Executive shall not approach any such employee for any such purpose or





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         authorize or knowingly cooperate with the taking of any such actions by any other individual or entity; or

                 (ii) except in accordance with the Executive's duties hereunder on behalf of the Corporation, solicit, entice, persuade, or induce any individual or entity which currently is, or at any time during the Term shall be, a customer, supplier, lessor or lessee of the Corporation, or any of its subsidiaries or affiliates, to terminate or refrain from renewing or extending its contractual or other relationship with the Corporation or such subsidiary or affiliate, and the Executive shall not approach any such customer, supplier, lessor or lessee for such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

         (d) In the event that the Corporation terminates the employment of the Executive by delivering notice in accordance with Section 2, or for any reason other than those set forth in Section 9, the Corporation may, in its sole discretion, elect to waive the application of the covenants and agreements set forth in Section 11 to the Executive.

         12.     Specific Performance.     The Executive acknowledges that a
breach or violation by the Executive of the covenants or agreements contained in Sections 11 and 13 of this Agreement would cause irreparable harm and damage to the Corporation if such provisions are not specifically enforced, the monetary amount of which would be impossible to ascertain. Therefore, the Corporation shall be entitled to enforce such provisions in a court of equity by a decree of specific performance and to obtain an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in Sections 11 and 13 of this Agreement by the Executive and/or his employees, associates, partners or agents, or entities controlled by one or more of them, either directly or indirectly. Such remedies shall be cumulative and not exclusive and shall be in addition to whatever other rights or remedies the Corporation shall have for damages for a breach by the Executive of the covenants or agreements contained in Section 11 or elsewhere in this Agreement. Notwithstanding anything herein to the contrary, the Corporation hereby expressly reserves the right to seek damages and other economic remedies for a breach by the Executive of the covenants or agreements contained in Section 11 or elsewhere in this Agreement.

         13.     Foreign Corrupt Practices Act.    You agree to comply in all
respects with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA), as amended, which provides generally that: under no circumstances will foreign officials, representatives, political parties or holders of public offices be offered, promised or paid any money, remuneration, things of value, or provided any other benefit, direct or indirect, in connection with obtaining or maintaining contracts or orders hereunder. Your failure to comply in all respects with the provisions of the FCPA shall constitute a material breach by you of your obligations hereunder and shall entitle Global TeleSystems Group, Inc. to terminate this Agreement immediately. A copy of the Corporation's FCPA policy is annexed hereto as Exhibit C.

         14.     No Delegation.   The Executive shall not delegate his
employment obligations under this Agreement to any other person.

         15.     Notices.         Any notice required or permitted must be
approved by the Corporation according to the terms of this Agreement and must be approved in writing





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and with appropriate confirmation of receipt, certified mail, return receipt requested, or overnight courier to the following addresses:

                        If to the Corporation: Global TeleSystems Group, Inc.
                                               Attn: General Counsel
                                               1751 Pinnacle Drive
                                               North Tower 12th Floor
                                               McLean, VA 22102 USA

                        If to the Executive:   Henry Radzikowski
                                               Posledny Per.19, Apt. 6
                                               Moscow, Russia

         Either party may change the address to which notices, requests, demands and other communications to such party shall be delivered personally or mailed by giving notice thereof to the other party hereto in the manner herein provided. Renewal notices shall be deemed approved at the time when such are approved by the Compensation Committee of Board at an official meeting.

         16. Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns.

         17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified, amended, altered or rescinded in any manner, except by written instrument signed by both of the parties hereto; provided, however, that the waiver by any party of compliance by any other party with respect to any provision hereof or of any breach by such other party need be signed only by the party waiving such provision or breach; provided, further, that the waiver by either party hereto of a breach or compliance with any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or compliance.

         18. Severability. In case any one or more of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable in any respect, such provision shall be not force and effect, but the illegality, invalidity or unenforceability of any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been contained herein.

         19. Choice of Laws. The Executive and the Corporation intend and hereby acknowledge that jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the Commonwealth of Virginia, and this Agreement shall be governed by the laws of the Commonwealth of Virginia as to the validity, interpretation, and enforcement thereof.

         20. Arbitration. Any and all disputes, controversies and claims arising out of or relating to this Agreement, shall be settled and determined by arbitration conducted before a panel of three arbitrators in Virginia in accordance with the rules of the American Arbitration Association then in effect. The arbitrators' award shall be final and





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binding upon the Corporation and the Executive, and judgement confirming such arbitration may be entered thereon in any court having jurisdiction over such proceedings.

         21. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

         22.     Counterparts.    This Agreement may be executed in any number
of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                        Global TeleSystems Group, Inc.

                                        by: /s/ Rodney J. Puelo
                                           -------------------------------------
                                           Title:

                                           [/s/ HENRY RADZIKOWSKI]
                                           -------------------------------------
                                           Henry Radzikowski





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